Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Toyota Motor Credit Corporation of our report dated June 2, 2023 relating to the financial statements, which appears in Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended March 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

January 19, 2024